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                                  EXHIBIT 99.1


[LOGO]                            NEWS RELEASE
                     ---------------------------------------
                                GLAMIS GOLD LTD.
                     ---------------------------------------

FOR IMMEDIATE RELEASE

TRADING SYMBOL: TSE, NYSE - GLG                                FEBRUARY 28, 2000

--------------------------------------------------------------------------------


GLAMIS GOLD ANNOUNCES YEAR END FINANCIAL RESULTS

RENO, NEVADA - For the year ended December 31, 1999, Glamis Gold Ltd. achieved substantial improvements in operating performance at each of its mines and ended the year in a very strong financial position. With $61.6 million in working capital at December 31, 1999, as compared to $34.6 million at December 31, 1998, the Company is poised to use its operating cash flows and solid balance sheet to continue its program of growth and cost reduction.

FINANCIAL HIGHLIGHTS

Cash flow from operations for the fourth quarter of 1999 totaled $9.5 million compared to $0.8 million used in operations during the same period of 1998. For the year, cash flow from operations was $6.2 million as compared to $9.3 million for the year ending December 31, 1999. The Company's cash and equivalent balance at December 31, 1999 was $55.2 million as compared to $26.2 million at December 31, 1998.

The Company incurred a loss of $21.3 million for 1999 ($0.33 per share) including write-downs of $8.2 million ($0.13 per share). The write-downs include $6.8 million of development costs at the Rand mine and $1.1 million for the Cieneguita project in Mexico, which constitutes all of the remaining asset value for that project. For the year ending December 31, 1998, the net loss was $2.0 million ($0.06 per share).

The 1999 results also include a loss of $5.1 million attributable to the Ivan copper mine, which was sold in October 1999, and other non-recurring items related to the mergers with Mar-West Resources Ltd. and Rayrock Resources, Inc. Together with the write-downs, these one-time charges comprise $0.27 per share of the total $0.33 per share loss. This year's results also reflect continuing lower average realized prices for gold ($282 in 1999 versus $310 in 1998) and increased exploration expense of $4.0 million compared to $34,000 in 1998. For the quarter

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                                     - 56 -


ending December 31, 1999 the Company realized a loss of $12.3 million compared to a loss of $2.4 million for the same quarter in 1998.

Revenue in 1999 was $57.5 million, a 75% increase over 1998 revenue of $32.9 million. After taking into account the $8.5 million revenue from copper sales from the Ivan mine and $2.6 million lost revenue due to the lower average realized gold price, 1999 revenues increased 48.9% as a result of increased gold production.


PRODUCTION HIGHLIGHTS

Gold production for 1999 was 175,894 ounces from five mines. This includes ten months of production from the Marigold, Dee and Daisy mines, acquired in March 1999. The increase of 69,781 ounces over 1998 production (106,113 ounces) is directly attributable to production from these mines, which offset a decrease in production at both the Rand and Picacho mines. As reported in January 2000, costs have continued to decline each quarter through cost-cutting and optimization efforts. Results are seen in the steady reduction of total cash costs per ounce during each quarter of 1999, from $252, to $236, to $207 and finally to $196 per ounce in the fourth quarter.

Rand Mine.



Production from the Rand mine was 70,978 ounces for the year ended December 31, 1999, compared to 87,015 ounces in the year ended December 31, 1998. The decrease was due to a stripping program that was completed near the end of the third quarter. As a result, the production during the fourth quarter was a record 31,829 ounces. Completion of this stripping campaign will allow Rand to produce over 98,000 ounces of gold in 2000. The total cash cost per ounce at the Rand mine for the year ended December 31, 1999 was $210 compared to $228 in 1998. For the quarter ending December 31, 1999 the total cash cost was $163 per ounce as compared to $237 per ounce in the quarter ended December 31, 1998.

Picacho Mine.

The Picacho Mine continues to produce gold during the reclamation phase. During 1999, 6,684 ounces were produced, 9,591 less than during the year ended December 31, 1998. The total cash cost per ounce for the year ended December 31, 1999 was $172 compared to $147 per ounce in 1998. For the quarter ended December 31, 1999 the total cash cost per ounce was $165 as compared to $220 in the quarter ended December 31, 1998.

Marigold Mine (66 2/3% Glamis-owned).

The Marigold Mine produced 37,942 ounces for the Company's account during the ten months ended December 31, 1999. Glamis is the operator at this mine, with Homestake Mining Company a 33 1/3 % partner. For the full year of 1999, the mine produced 74,220 ounces (100%) compared to 71,936 ounces (100%) in 1998. During 1999, 21% of the total ounces were

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                                     - 57 -


produced from milling operations compared to 39% from milling operations in 1998. This reduced portion of mill ounces reflects Glamis' decision to place the mill on standby beginning in June, 1999, and to operate the property as a run of mine heap leach only. The total cash cost per ounce at Marigold was $207 in the fourth quarter and $218 for the ten-month period under Glamis ownership ended December 31, 1999.

Dee Mine.

The Dee Mine was acquired in March 1999 and produced 31,154 ounces for the Company's account, the majority of which was produced from open pit ore. The new North Underground Project which commenced during the second quarter of 1999 and entered the production phase in late 1999, is expected to produce the majority of gold ounces for the duration of the Dee mine life. A slower than anticipated phasing to full underground production at Dee resulted in a total cash cost per ounce for the ten months ended December 31, 1999 of $273 and $327 in the fourth quarter.

Daisy Mine

The acquisition of the Daisy Mine in March 1999 gave the Company 28,302 ounces of gold for the ten months ended December 31, 1999. Mining was completed at Daisy in December 1999, but gold will continue to be produced over the next two years as rinsing and reclamation continues. The total cash cost for the ten-month period under Glamis ownership was $195 per ounce and $180 per ounce in the fourth quarter ending December 31, 1999.



Looking forward to 2000, the Company expects a total of 238,000 ounces of gold production at an average total cash cost of $200 per ounce. This total includes 14,000 ounces of production in the fourth quarter from the new San Martin mine now under construction in Honduras.

SHAREHOLDER RIGHTS PLAN


At its meeting on February 25, 2000, the Glamis Gold Ltd. Board of Directors approved the adoption of a Shareholder Rights Plan, which will remain in effect until the Company's Annual General Meeting to be held at 1:30 p.m. on May 3, 2000 at the Royal York Hotel in Toronto, Ontario. At the annual meeting, the Company's shareholders will vote on continuation of the plan. The adoption of the Shareholder Rights Plan is intended to allow the Company's Board of Directors a reasonable amount of time to consider and respond to any unsolicited offer for control of the Company and to enable the Board to maximize value to the shareholders in any such event. The Shareholder Rights Plan is more specifically described in the Information Circular to be delivered to shareholders prior to the Annual General Meeting.

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CONFERENCE CALL


Glamis Gold Ltd. will host a conference call to discuss its year-end results at 3:00 p.m. EST on March 2, 2000. All interested parties are invited to listen in by logging on to the Company's website at www.glamis.com.

Safe Harbor Statement under the United States Private Securities Litigation Reform Act of 1995: Except for the statements of historical fact contained herein, the information presented constitutes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, including but not limited to those with respect to the price of gold, estimated future production, the Company's hedging policy and permitting time lines, involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors include, among others, the factual results of current exploration activities, conclusions of feasibility studies now underway, changes in project parameters as plans continue to be refined, future prices of gold, as well as those factors discussed in the section entitled "Other Considerations" in the Company's Annual Report on Form 10-K.

On behalf of the Board

(signed)
David L. Hyatt
Vice President, Investor Relations

--------------------------------------------------------------------------------
For further information contact:
David L. Hyatt, VP Investor Relations    Website:  www.glamis.com
Glamis Gold Ltd.                         email requests for investor packets to:
5190 Neil Road, Suite 310                info@glamis.com
Reno, NV 89502                           email question/correspondence to:
                                         davidh@glamis com
                                         Tel: (775) 827-4600 ext. 3109
                                         *Fax (775)827-6992

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GLAMIS GOLD LTD.
FINANCIAL HIGHLIGHTS

-----------------------------------------------------------------------------------------------------------
                                                         THREE MONTHS                         TWELVE MONTHS
                                                   ENDED DECEMBER 31,                    ENDED DECEMBER 31,
                                              1999               1998               1999               1998
-----------------------------------------------------------------------------------------------------------
Gold production -- ounces
             Picacho Mine                    1,187              1,814              6,684             16,275

             Rand Mine                      31,829             21,874             70,978             87,015

             Daisy Mine *                    9,882                 --             28,302                 --

             Dee Mine *                      8,123                 --             31,154                 --

             Marigold Mine                  14,291                 --             37,942                 --
             (66.7%)*

             Cieneguita                         --              1,307                834              2,823
-----------------------------------------------------------------------------------------------------------

TOTAL                                       65,312             24,995            175,894            106,113

-----------------------------------------------------------------------------------------------------------
Revenue realized per ounce            $        281       $        299       $        282       $        310
-----------------------------------------------------------------------------------------------------------
Total cash cost per ounce of
production
             Picacho Mine             $        165       $        220       $        172       $        147

             Rand Mine                $        163                237                210                228

             Daisy Mine *             $        180       $         --                195       $         --

             Dee Mine *               $        327       $         --                273       $         --

             Marigold Mine *          $        207       $         --                218       $         --

             Company Average          $        196       $        236                219       $        215
-----------------------------------------------------------------------------------------------------------
Total cost per ounce of
production
             Picacho Mine             $        330       $        356                282       $        243

             Rand Mine                $        249       $        333                299       $        317

             Daisy Mine *             $        311       $         --                312       $         --

             Dee Mine *               $        386       $         --                315       $         --


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                                     - 60 -



             Marigold Mine *          $        254       $         --                268       $         --

             Company Average          $        278       $        335                297       $        305
-----------------------------------------------------------------------------------------------------------

Working capital (thousands)           $     61,631       $     34,156       $     61,631       $     34,156
-----------------------------------------------------------------------------------------------------------

Net cash provided by  operations
(thousands)                           $      9,497       $       (813)      $      6,191       $      9,331
-----------------------------------------------------------------------------------------------------------

Net earnings (loss) for the
period (thousands)                    $    (12,321)      $     (2,415)      $    (21,285)      $     (2,007)
-----------------------------------------------------------------------------------------------------------

Net cash provided by  operations
per share                             $       0.14       $      (0.02)      $       0.10       $       0.28
-----------------------------------------------------------------------------------------------------------

Earnings (loss) per share             $      (0.19)      $      (0.07)      $      (0.33)      $      (0.06)
-----------------------------------------------------------------------------------------------------------

Average shares outstanding              69,864,832         38,827,279         64,100,787         33,147,350
-----------------------------------------------------------------------------------------------------------


* Glamis share of production and costs are for the ownership period only (March 1, 1999 through December 31, 1999).

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GLAMIS GOLD LTD.
CONSOLIDATED BALANCE SHEETS
 (Expressed in thousands of U.S. dollars)

----------------------------------------------------------------------------------
                                                      DECEMBER 31,    December 31,
                                                              1999            1998
----------------------------------------------------------------------------------
ASSETS
Cash                                                     $  55,169       $  26,170

Other current assets                                        14,084          12,048
----------------------------------------------------------------------------------
Current assets
                                                            69,253          38,218
Plant and equipment and mine development costs
(net)                                                       88,900          79,655

Other assets                                                 5,579           1,288
----------------------------------------------------------------------------------
                                                         $ 163,732       $ 119,161
----------------------------------------------------------------------------------
LIABILITIES
Current liabilities                                      $   7,622       $   4,062

Long term liabilities                                       17,906           4,740
SHAREHOLDERS' EQUITY
Share capital:
  Authorized:
     200,000,000 common shares without par value
         5,000,000 preferred shares, $10 par value,
         issuable in Series
  Issued and fully paid:
       69,864,832 common shares (1998 - 38,860,612)        158,717         109,587
Contributed surplus                                             63              63

Cumulative translation adjustment                               --              --

Retained earnings (deficit)                                (20,576)            709
----------------------------------------------------------------------------------

                                                           138,204         110,359
----------------------------------------------------------------------------------
                                                         $ 163,732       $ 119,161
----------------------------------------------------------------------------------

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                                     - 62 -


 GLAMIS GOLD LTD.
 CONSOLIDATED STATEMENTS OF EARNINGS
 (Expressed in thousands of U.S. dollars)
 (Except per share amounts)

-----------------------------------------------------------------------------------------------------
                                                     THREE MONTHS ENDED           TWELVE MONTHS ENDED
                                                           DECEMBER 31,                  DECEMBER 31,
                                                    1999           1998           1999           1998
-----------------------------------------------------------------------------------------------------
Revenue from production                         $ 19,036       $  7,481       $ 57,462       $ 32,869
Cost of production                                13,683          6,298         47,550         23,296
-----------------------------------------------------------------------------------------------------
                                                   5,353          1,183          9,912          9,573
-----------------------------------------------------------------------------------------------------
Expenses
   Depreciation & depletion                        5,642          2,177         14,692          8,871
   Reclamation                                       562            207          1,273            557
   Selling, general &  administrative              1,375            612          5,989          2,558
  Write-down of investment and  properties         8,223          1,091          8,223          1,091
   Exploration                                     1,898             (1)         4,002             34
-----------------------------------------------------------------------------------------------------
                                                  17,700          4,086         34,179         13,111
-----------------------------------------------------------------------------------------------------
Earnings (loss) from operations                  (12,347)        (2,903)       (24,267)        (3,538)
Interest expense                                     105             (2)          (160)           (63)
Other income (expense)                               971            198          2,890          1,543
-----------------------------------------------------------------------------------------------------
Earnings (loss) before income taxes              (11,271)        (2,707)       (21,537)        (2,058)
Provision for (recovery by) income taxes           1,050           (292)          (252)           (51)
-----------------------------------------------------------------------------------------------------
Net earnings (loss)                             $(12,321)      $ (2,415)      $(21,285)      $ (2,007)
-----------------------------------------------------------------------------------------------------
Earnings (loss) per share                       $  (0.19)      $  (0.07)      $  (0.33)      $  (0.06)
-----------------------------------------------------------------------------------------------------

CONSOLIDATED STATEMENTS OF RETAINED EARNINGS
(Expressed in thousands of U.S. dollars)

-----------------------------------------------------------------------------------------------------
                                                     THREE MONTHS ENDED           TWELVE MONTHS ENDED
                                                           DECEMBER 31,                  DECEMBER 31,
                                                    1999           1998           1999           1998
-----------------------------------------------------------------------------------------------------
Retained earnings (deficit),
beginning of period                             $ (8,255)      $  3,124       $    709       $  2,716
   Net earnings (loss)                           (12,321)        (2,415)       (21,285)        (2,007)
   Dividends                                          --             --             --             --
-----------------------------------------------------------------------------------------------------
Retained earnings (deficit), end
of period                                       $(20,576)      $    709       $(20,576)      $    709
-----------------------------------------------------------------------------------------------------

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GLAMIS GOLD LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Expressed in thousands of  U.S. dollars)

-----------------------------------------------------------------------------------------------------
                                                     THREE MONTHS ENDED           TWELVE MONTHS ENDED
                                                           DECEMBER 31,                  DECEMBER 31,
                                                    1999           1998           1999           1998
-----------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES
   Net earnings (loss)                          $(12,321)      $ (2,415)      $(21,285)      $ (2,007)
   Adjustment for items not affecting
     working capital                              10,966          3,137         23,306         10,167
   Net changes in non-cash working capital        10,852         (1,535)         4,170          1,171
-----------------------------------------------------------------------------------------------------
NET CASH PROVIDED BY (USED IN) OPERATIONS          9,497           (813)         6,191          9,331
CASH FLOWS FROM (USED IN) INVESTING
ACTIVITIES*
   Capital expenditures                           (9,563)          (594)       (15,393)        (7,764)
   Business acquisition                           25,526         (2,225)        33,434         (2,225)
   Other assets                                    3,516           (390)         6,763           (215)
-----------------------------------------------------------------------------------------------------
NET INVESTMENT ACTIVITIES                         19,479         (3,209)        24,804        (10,204)
-----------------------------------------------------------------------------------------------------
CASH FLOWS FROM (USED IN) FINANCING
ACTIVITIES
   Stock issues                                    1,077            (50)         2,211            130
   Repayment of mortgage payable & capital
     lease obligations                            (5,057)            --         (4,207)            --
   Other                                             (69)           250             --             --
-----------------------------------------------------------------------------------------------------
NET FINANCING ACTIVITIES                          (4,049)           200         (1,996)           130
-----------------------------------------------------------------------------------------------------
Increase (decrease) in cash                       24,927         (3,822)        28,999           (743)
Cash, beginning of period                         30,242         29,992         26,170         26,913
-----------------------------------------------------------------------------------------------------
Cash, end of period                             $ 55,169       $ 26,170       $ 55,169       $ 26,170
-----------------------------------------------------------------------------------------------------